                                                                   EXHIBIT 10.17


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

          FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Agreement" or this "Fourth Amendment") dated as of September __, 2000, among ENTERTAINMENT PROPERTIES TRUST, a real estate investment trust duly organized and validly existing under the laws of the State of Maryland (the "Borrower"); EPT DOWNREIT, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (the "Subsidiary Guarantor"; and together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto (individually, a "Lender" and, collectively, the "Lenders"); and THE BANK OF NEW YORK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").


                                    RECITALS:

          A. The Borrower, the Subsidiary Guarantor, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of March 2, 1998, as amended by First Amendment to Credit Agreement dated as of March 18, 1998, Second Amendment to Credit Agreement dated as of June 29, 1998 and Third Amendment to Credit Agreement dated as of December 21, 1998 (said Credit Agreement, as so amended and as the same may be further amended, modified and supplemented and in effect from time to time, being herein called the "Credit Agreement"; and, except as otherwise herein expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement), which Credit Agreement provides, among other things, for revolving Loans to be made by the Lenders to the Borrower and Letters of Credit to be issued by the Issuing Lender on behalf of the Borrower in an aggregate principal or face amount not exceeding $150,000,000 to finance the operations of the Obligors for the Permitted Uses.

          B. The parties hereto desire to amend the Credit Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. Amendment of Credit Agreement. The Credit Agreement is hereby deemed amended as follows:

          (a) The definition of "Applicable Margin" is amended and restated in its entirety as follows:

          "Applicable Margin" means, with respect to any Base Rate Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, during any Interest Accrual Period (as defined below), the rate per annum set forth below under the caption "Base Rate Margin", "Eurodollar Margin" or "Commitment Fee Rate", respectively.


Base Rate Loan Margin         Eurodollar Loan Margin         Commitment Fee Rate

       1.50%                          2.75%                        0.25%


          (b) The definition of "Borrowing Base Leverage Ratio" is amended and restated as follows:

          "Borrowing Base Leverage Ratio" means, at any time, the ratio of (a) the sum of (i) the portion of Total Indebtedness which is unsecured by any Lien plus (ii) Indebtedness outstanding under the Agreement to (b) the Borrowing Base Value.

          (c) The definition of "Borrowing Base Value" is amended by (i) deleting clause (b) thereof and changing the reference to "(c)" in the 7th line thereof to "(b)" and (ii) adding prior to the period at the end thereof the following: "; provided, however, that from and after the date of the Fourth Amendment until the effective date of the approved plan of reorganization of Edwards Theatres Circuit, Inc, the Borrowing Base Value for the Aliso Viejo Property (as defined in the Fourth Amendment) shall be reduced to an amount equal to the product of (x) the Borrowing Base Value for the Aliso Viejo Property as otherwise determined pursuant to this definition multiplied by (y) 66% (0.66)".

          (d) The definition of "Loan Documents" is amended and restated as follows:

          "Loan Documents" means, collectively, the Agreement, the Notes, the Letter of Credit Documents, the Mortgages and the Stock Pledge Agreement.

          (e) The following defined terms are added to Section 1.01 of the Credit Agreement.

          "Capital Stock" means, (a) in the case of a corporation, any equity security issued by that corporation; (b) in the case of any other entity, any share, membership, partnership or other percentage interest, unit of participation or other equivalent (however designated) of a corporate equity security; and (c) any and all warrants, rights or options to purchase any of the foregoing.

          "Development Activity" means the acquisition, development or leasing of Real Estate Properties by the Borrower or any Subsidiary.

          "Disposition" means the sale, lease, conveyance or other disposition of assets by the Borrower or any Subsidiary to any Person (other than between the Borrower or any Subsidiary), including Sale and Leaseback Transactions, and the sale or transfer by the Borrower or any Subsidiary of any Capital Stock issued by any Subsidiary held by such transferor Person to any Person (other than between the Borrower or any Subsidiary).


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          "Event of Loss" means with respect to any fee or leasehold interest in real property by the Borrower or any Subsidiary of any of the following:
     (a) any loss, destruction or damage of such property; (b) any sale, transfer, conveyance or other Disposition of such property in lieu of or in settlement of any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

          "Fourth Amendment" means, the Fourth Amendment to Credit Agreement dated as of September __, 2000 among the Borrower, the Subsidiary Guarantor, the Lenders and the Administrative Agent.

          "Net Issuance Proceeds" means, as to any issuance of debt or equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses (including underwriting fees and commissions) paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

          "Mortgage" or "Mortgages" shall have the meaning set forth in Section 3 of the Fourth Amendment.

          "Net Proceeds" means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person to the extent in excess of arms' length costs, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, (c) a reasonable reserve for taxes payable incident to such Disposition (without duplication of taxes included in clause (b)) and (d) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds in cash, checks or other cash equivalent financial instruments paid on account of any Event of Loss, net of (i) so long as no Event of Default has occurred and is continuing, all money actually applied to repair, replace or reconstruct the damaged property or property affected by the condemnation or taking, (ii) so long as no Event of Default has occurred and is continuing, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments. Notwithstanding the foregoing, "Net Proceeds" shall not include fair market monthly rental payments not prepaid more than one month in advance arising out leases of Property by Borrower or any Subsidiary in the ordinary course of such Person's business.

          "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, condition sales or other title retention agreement, the same or similar property.


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


          "Stock Pledge Agreement" means the collective reference to the Stock Pledge Agreements executed and delivered by Borrower to Administrative Agent for the benefit of the Lenders pursuant to Section 2 of the Fourth Amendment.

          (f) The Commitments are permanently reduced from $150,000,000 to $127,000,000. Such reduction shall be effective as of the date of this Fourth Amendment. Notwithstanding anything to the contrary in clause (a) of
     Section 4.02 of the Credit Agreement, the respective Commitments of the Lenders are hereby changed as follows:

               Lender                      Previous Commitment    New Commitment
               ------                      -------------------    --------------
The Bank of New York ....................    $ 25,012,500.00     $ 21,177,250.00
The Bank of Nova Scotia .................    $ 20,468,750.00     $ 17,330,208.33
Goldman Sachs Mortgage Company ..........    $ 25,468,750.00     $ 21,563,541.67
Bank Leumi USA ..........................    $  7,500,000.00     $  6,350,000.00
International Commercial Bank of China ..    $ 11,250,000.00     $  9,525,000.00
Israel Discount Bank of New York ........    $  7,500,000.00     $  6,350,000.00
Compass Bank ............................    $ 17,800,000.00     $ 15,070,666.67
Citizens Bank of Rhode Island ...........    $ 20,000,000.00     $ 16,933,333.33
Bank United .............................    $ 15,000,000.00     $ 12,700,000.00
Total ...................................    $150,000,000.00     $127,000,000.00


          (g) Section 2.10 of the Credit Agreement is modified by adding the following subparagraph (c).

          "(c) Capital Events. (i) Dispositions. If the Borrower or any Subsidiary shall, subject to the terms of the Loan Documents, at any time or from time to time make a Disposition or shall suffer an Event of Loss, then the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of estimated Net Proceeds to be received by the Borrower or applicable Subsidiary) and shall promptly after consummation thereof, and in no event later than two
     (2) Business Days after such receipt of the Net Proceeds in respect of such Disposition or Event of Loss, apply toward prepayment of the Loans and reduction of the Commitments an amount equal to the Net Proceeds in respect thereof.

          (ii) Equity Issuance. If the Borrower or any Subsidiary shall, subject to the terms of the Loan Documents, issue and sell any of its Capital Stock to any Person other than to the Borrower, the Borrower shall promptly notify the Administrative Agent


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


     of the estimated Net Issuance Proceeds of such issuance and sale to be received by the issuer of such Capital Stock in respect thereof. Promptly upon, and in no event later than two (2) Business Days after, receipt by the applicable issuer of Net Issuance Proceeds in respect of such issuance, the Borrower shall apply toward prepayment of the Loans and reduction of the Commitments an amount equal to such Net Issuance Proceeds.

          (iii) Debt Issuance. If the Borrower or any Subsidiary shall, subject to the terms of the Loan Documents incur or permit the incurrence of any Indebtedness otherwise permitted under Section 9.07 hereof, the Borrower shall promptly notify the Administrative Agent of the estimated Net Issuance Proceeds of such Indebtedness to be received by the applicable borrower in respect thereof. Promptly upon, and in no event later than five days after, receipt by the applicable borrower of Net Issuance Proceeds in respect of such Indebtedness, the Borrower shall apply toward prepayment of the Loans and reduction of the Commitments an amount equal to the amount of such Net Issuance Proceeds.

          (iv) General. All prepayments of principal under this Section 2.10 (c) shall be applied to repay the Loans and, in connection with such prepayments the Commitments shall be permanently reduced by an amount equal to the loans so repaid. Any prepayments pursuant to this Section 2.10 (c) shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Administrative Agent for the benefit of the Lenders until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Eurodollar Rate Loans. The Borrower shall pay, together with each prepayment under this Section 2.10 (c), accrued interest on the amount prepaid and any amounts required pursuant to Section 5.05.

          (v) Reduction of Commitment. Upon the making of any mandatory prepayment pursuant to this Section 2.10 (c), the Commitment of each Lender shall automatically be reduced by an amount equal to such Lender's ratable share of the aggregate of principal of such Loans repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued commitment fees to, but not including the effective date of any such reduction, shall be paid on the effective date of such reduction."

          (h) Section 9.01 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (k) thereof, (ii) deleting the period at the end of clause (l) thereof and substituting a semicolon therefor and (iii) by adding the following as new clauses "(m)" and "(n)" thereto:

          "(m) simultaneously with the Borrowing Base Certificate delivered pursuant to clause (f) above, a status report on Borrower's efforts to refinance the Loans on or before the Commitment Termination


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


     Date (a "Refinancing Report"), which Refinancing Report shall be in form and substance satisfactory to Administrative Agent and shall be accompanied by such supporting documentation as Administrative Agent may reasonably request; and

          (n) simultaneously with the financial statement delivered pursuant to clause (b) above, an operating statement for each Borrowing Base Property and each Mortgaged Property (without duplication) for the most recently completed fiscal quarter, to the extent available from the operator or lessee of such Borrowing Base Property or Mortgaged Property, as applicable, and received by the Borrower, in each case in form and substance satisfactory to the Administrative Agent."

          (i) Section 9.06(a) of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (ii) thereof, (ii) deleting the period at the end of clause (vii) thereof and substituting "; and" therefor and (iii) by adding the following as new clause (viii) thereto:

          "(viii) Liens in favor of the Administrative Agent for the benefit of the Lenders created pursuant to the Fourth Amendment."

          (j) Section 9.09 of the Credit Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing, (i) for each of the fiscal quarters of the Borrower ending September 30, 2000 and December 31, 2000, Restricted Payments made by Borrower and its Subsidiaries shall not exceed an aggregate amount equal to the product of (x) $0.44 multiplied by (y) the number of shares of Capital Stock of the Borrower outstanding on the date of the Fourth Amendment (such amount to be adjusted pro rata to the extent of any increases or decreases in the number of shares of Capital Stock of the Borrower after the date of the Fourth Amendment to the extent permitted hereunder) except to the extent required for Borrower to maintain its status as a REIT, and (ii) from and after the date of the Fourth Amendment, the Borrower will not, nor permit any of its Subsidiaries to, purchase, repurchase, redeem, retire or otherwise acquire any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire same."

          (k) Section 9.10(c) of the Credit Agreement is deleted in its entirety as of June 30, 2000, and all references thereto in the Loan Documents are deleted.

          (l) Section 9.10(d) of the Credit Agreement is deleted in its entirety as of June 30, 2000, and all references thereto in the Loan Documents are deleted.

          (m) Section 9.10(i) of the Credit Agreement is deleted in its entirety as of June 30, 2000, and all references thereto in the Loan Documents are deleted.


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


          (n) Section 9.22 of the Credit Agreement is modified by adding at the end thereof, the following:

     "Notwithstanding the foregoing, except for such Development Activity listed on Schedule 1 to the Fourth Amendment, which the Borrower represents to the Lenders and the Administrative Agent to have commenced prior to the date of the Fourth Amendment and which is actively being pursued to completion as of the date of the Fourth Amendment, from and after the date of the Fourth Amendment, Borrower may engage in, pursue or invest in new Development Activities only to the extent such Development Activity is financed entirely by the issuance of Capital Stock of the Borrower or a Subsidiary or is otherwise approved by the Administrative Agent and the Majority Lenders."

          (o) Section 10 of the Credit Agreement is amended by (i) deleting the period at the end of clause (l) therefor, (ii) deleting the period at the end of clause (m) thereof and substituting a semicolon therefor and (iii) adding the following as new clauses "(n)" and "(o)" thereto:

          "(n) any "Event of Default" (as defined in the Mortgages) shall occur and be continuing or Borrower or the applicable Subsidiary shall default in the performance of any other covenant or agreement under the Mortgages and such default shall continue beyond any applicable notice or cure period; or

          (o) The Borrower shall default in its obligations under Section 3 of the Fourth Amendment."

          Section 2. Pledge of Stock of Subsidiaries. Simultaneously with the execution of this Fourth Amendment the Borrower shall execute and deliver to Administrative Agent a Stock Pledge Agreement in the form attached hereto as Exhibit A, together with such other documents as shall be reasonably required by the Administrative Agent in order to obtain and confirm a first priority Lien on the stock pledged thereunder (including, without limitation, an opinion of counsel to the Borrower in form and substance satisfactory to the Administrative Agent), pursuant to which the Borrower shall pledge to the Administrative Agent, for the benefit of the Lenders, all of the capital stock of the Subsidiaries listed on Part I of Schedule 2 hereto (the "Pledged Subsidiaries") as security for repayment of the Loans. The Borrower hereby represents to the Lenders and Administrative Agent that the Pledged Subsidiaries and the Subsidiaries listed on Part II of Schedule 2 hereto (the "Other Subsidiaries") are all of the existing Subsidiaries of Borrower (whether direct or indirect).

          Section 3. Mortgages. As soon as practicable after the date of the Fourth Amendment, but in no event later than October 31, 2000, Borrower shall deliver or cause to be delivered to Administrative Agent the following, in each case in form and substance satisfactory to Administrative Agent:

          (a) a first lien mortgage or deed of trust, assignment of leases and rents and security agreement in respect of each of the Real Estate Properties listed on Part I of


7


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     Schedule 3 hereto (each a "Mortgaged Property" and collectively, the
     "Mortgaged Properties") made by Borrower (or such subsidiary of Borrower owning the applicable Mortgaged Property) in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders and encumbering each Mortgaged Property, in each case in form appropriate for filing in the applicable jurisdiction and otherwise satisfactory to the Administrative Agent (each such mortgage or deed of trust, together with all amendments, supplements or modifications thereto as may be approved by the Administrative Agent from time to time, a "Mortgage", and collectively, the "Mortgages"); together with Uniform Commercial Code financing statements in appropriate form for recording covering all fixtures and other personal property in respect of the Mortgaged Properties;

          (b) one or more mortgagee policies of title insurance on forms of (including endorsements thereto) and issued by the title company satisfactory to the Administrative Agent (the "Title Company"), insuring the validity and priority of the Liens created under the Mortgages for and in the aggregate amount of the Commitments;

          (c) as-built survey of each Mortgaged Property showing such matters as may be required by the Title Company to omit the standard survey exception from the mortgagee title policy for such Mortgaged Property, and, if available, certified to the Administrative Agent and to each Lender and the Title Company, prepared by a registered surveyor;

          (d) copies of certificates of occupancy for the Mortgaged Properties;

          (e) certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to the Mortgages, such certificates to be in such form and contain such information as is specified in Mortgage;

          (f) a Phase I environmental survey and assessment in respect of each Mortgaged Property prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to the Administrative Agent;

          (g) an opinion of counsel to the Borrower addressed to the Agent and the Lenders addressing the due execution, authorization, delivery and enforceability of the Mortgages, and such other matters as the Administrative Agent shall require; and

          (h) evidence that all other actions necessary or, in the opinion of the Administrative Agent, desirable to perfect and protect the first priority Lien created by the Mortgages, and to enhance the Administrative Agent's ability to preserve and protect its interest in and access to the Mortgaged Property and the other collateral related thereto, have been taken.

In addition, the Borrower shall have paid to the Title Company all expenses and premiums of the Title Company in connection with the issuance of the title policies referred to in clause (b) above and in addition shall have paid to the Title Company an amount equal to the recording and stamp


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


taxes payable in connection with recording the Mortgages in the appropriate county land office(s).

          Section 4. Waiver of Default. The parties acknowledge that as a result of the bankruptcy filing of Edwards Theatres Circuit, Inc. ("Edwards") on August 23, 2000, which bankruptcy filing triggered an event of default under the Qualified Third Party Lease with Edwards (the "Edwards Lease") at the Real Estate Property known as Aliso Viejo Stadium 20 located in Aliso Viejo, California (the "Aliso Viejo Property"), the Aliso Viejo Property no longer satisfies the qualifications of a Borrowing Base Property (the "Edwards Default"). Notwithstanding the foregoing, so long as (x) (1) Edwards continues to pay all scheduled rent on a current basis in accordance with the terms of the Edwards Lease (provided, however, that Edwards shall have until October 31, 2000 to pay any existing rent arrearages), (2) the Borrower shall take all necessary and otherwise prudent actions to make a claim in the Edwards bankruptcy proceeding for all rents due or to become due to Borrower in connection with the Edwards Lease and (3) the Edwards Lease is not rejected in the bankruptcy proceeding and (y) no other default or event of default shall occur and be continuing under the Edwards Lease other than the event of default triggered solely by the bankruptcy filing of Edwards (but not any other default arising out of the effects of the Edwards bankruptcy filing), the Edwards Default is hereby and shall remain waived. If at any time, however, (i) Edwards shall fail to pay rent in accordance with the terms the Edwards Lease (subject to the foregoing right to bring existing rent arrearages into compliance by October 31,
2000), regardless of whether a court of competent jurisdiction, including the court in which the Edwards bankruptcy is pending, determines that Edwards owes a different amount or that different rent terms should apply, (ii) the Borrower shall fail to make the necessary or prudent claims in the Edwards bankruptcy proceeding for all rents due or to become due to Borrower in connection with the Edwards Lease, (iii) the Edwards Lease shall be rejected in the bankruptcy proceeding or (iv) any other default or event of default shall occur and be continuing under the Edwards Lease other than the event of default triggered solely by the Edwards' bankruptcy filing (but not any other default arising out of the effects of the Edwards bankruptcy filing), an Event of Default shall be deemed to have occurred under Section 10(n) of the Credit Agreement (subject to the cure right described herein); provided, however, that notwithstanding the first two lines of Section 10(n) of the Credit Agreement granting the Borrower up to thirty (30) days to cure such default by removing the Aliso Viejo Property, the Borrower shall have not more than two (2) Business Days to cause a cure of such Event of Default by removing the Aliso Viejo Property from the Borrowing Base. The foregoing waiver shall not otherwise effect the Borrower's rights under the Credit Agreement prior to an Event of Default to remove the Aliso Viejo Property as a Borrowing Base Property (or substitute another Eligible Property for the Aliso Viejo Property) provided that after such removal or substitution, the Borrower is otherwise in compliance with all the terms of the Credit Agreement.

          Section 5. Amendment Fee. The Borrower shall pay to each Lender that executes and delivers to the Administrative Agent a counterpart of this Fourth Amendment on or before 3:00 p.m., Eastern Time, on September 8, 2000 a fee (the "Amendment Fee") in the amount of 0.10% of such Lender's Commitment (as reduced pursuant to this Fourth Amendment). Such Amendment Fee shall be paid on or before the date each such Lender executes this Fourth Amendment.


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



          Section 6. Obligor Representations. Each of the Obligors hereby represents and warrants to the Administrative Agent and the Lenders as follows:

          (a) Each of the representations and warranties of the Obligors contained or incorporated in the Credit Agreement, as amended by this Agreement, or any of the other Loan Documents, are true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);

          (b) As of the date hereof after giving effect to this Agreement and the actions contemplated thereby, no Default shall have occurred and be continuing; and

          (c) Each Obligor has all necessary real estate investment trust or corporate, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement; each Obligor of this Agreement has been duly authorized by all necessary real estate investment trust or corporate, as applicable, action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes each Obligor's legal, valid and binding obligation, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 7. Ratification and Estoppel. Except as modified herein, all of the Loan Documents are in full force and effect hereby ratified and confirmed on behalf of the parties hereto. Borrower hereby certifies to the Administrative Agent and the Lenders that (a) no Default or Event of Default has occurred and is continuing, (b) to the best knowledge of Borrower, no default or breach has occurred by the Administrative Agent or any of the Lenders under any of the Loan Documents and (c) Borrower has no claims of any kind against the Administrative Agent or any Lender arising out of or related to the Loan Documents.

          Section 8. Miscellaneous.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by the Borrower and the Administrative Agent (with any required consent of the Lenders pursuant to the Credit Agreement). Any such waiver, modification or amendment shall be binding upon each Obligor, the Administrative Agent, each Lender and each holder of any of the Notes.

          (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors, the Administrative Agent, the Lenders and any holder of any of the Notes (provided, however, that (a) no Obligor shall assign or transfer its rights or obligations hereunder except as provided in Section 12.06(a)


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     of the Credit Agreement and (b) any assignment by the Lenders shall be subject to the terms of Section 12.06(b) of the Credit Agreement).

          (d) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          (e) Counterparts. This Agreements may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          (f) Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       BORROWER

                                       ENTERTAINMENT PROPERTIES TRUST


                                       By ______________________________________
                                          Name:
                                          Title:


                                       SUBSIDIARY GUARANTORS

                                       EPT DOWNREIT, INC.


                                       By ______________________________________
                                          Name:
                                          Title:


                                       LENDERS

                                       THE BANK OF NEW YORK

                                       By ______________________________________
                                          Name:
                                          Title:


                                       THE BANK OF NOVA SCOTIA, NEW YORK AGENCY


                                       By ______________________________________
                                          Name:
                                          Title:

                                       GOLDMAN SACHS MORTGAGE COMPANY


                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner


                                       By ______________________________________
                                          Name:
                                          Title:


                                       BANK LEUMI USA

                                       By ______________________________________
                                          Name:
                                          Title:


                                       INTERNATIONAL COMMERCIAL BANK OF CHINA


                                       By ______________________________________
                                          Name:
                                          Title:


                                       ISRAEL DISCOUNT BANK OF NEW YORK


                                       By ______________________________________
                                          Name:
                                          Title:


                                       COMPASS BANK

                                       By ______________________________________
                                          Name:
                                          Title:


                                       CITIZENS BANK OF RHODE ISLAND


                                       By ______________________________________
                                          Name:
                                          Title:

                                       BANK UNITED


                                       By ______________________________________
                                          Name:
                                          Title:


                                       ADMINISTRATIVE AGENT

                                       THE BANK OF NEW YORK,
                                       as Administrative Agent


                                       By ______________________________________
                                          Name:
                                          Title:

                                   SCHEDULE 1

                          CURRENT DEVELOPMENT ACTIVITY


       Land Parcels underlying or co-located with the following theatres:

                       Gulf Pointe-Houston, TX
                       Mesquite, TX
                       Cantera, IL
                       Woodridge, IL
                       Power Springs, GA
                       Westminster Promenade-Denver, CO
                       Oakview,-Omaha, NE
                       Palm Promenade-San Diego, CA

                               SCHEDULE 2, PART I

                              PLEDGED SUBSIDIARIES

                    EPT Downreit Inc., a Missouri corporation


                               SCHEDULE 2, PART II

                               OTHER SUBSIDIARIES

                  EPT Downreit II Inc., a Missouri corporation
                    3 Theatres, Inc., a Missouri corporation
                    Canterra 30, Inc., a Missouri corporation
                                     [other]

                                   SCHEDULE 3

                              MORTGAGED PROPERTIES

STATE                                         PROPERTIES
-----                                         ----------

CALIFORNIA                                    PALM PROMENADE
(2 PROPERTIES)

                                              EDWARDS ALISO VIEJO


FLORIDA                                       MUVICO-DAVIE
(2 PROPERTIES)

                                              MUVICO-TAMPA


ILLINOIS                                      SOUTH BARRINGTON


KANSAS                                        LEAWOOD TOWN CENTER


NEBRASKA                                      OAKVIEW


NORTH CAROLINA                                CONSOLIDATED - CARY


TEXAS                                         FIRST COLONY
(3 PROPERTIES)

                                              GULF POINTE


                                              MESQUITE


VIRGINIA                                      HAMPTON TOWN CENTER


ILLINOIS                                      LOEWS WOODRIDGE